                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-A

               For Registration of Certain Classes of Securities
                   Pursuant to Section 12(b) or 12(g) of the
                        Securities Exchange Act of 1934



                    Information Management Associates, Inc.
    ----------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)




              Connecticut                                        06-1289928
-------------------------------------------                 -------------------
     (State of  incorporation or                             (I.R.S. Employer
             organization)                                  Identification No.)


One Corporate Drive, Suite 414, Shelton, CT                        06484
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(Address of principal executive offices)                       (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [_]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General
Instruction A.(c)(2), please check the following box.    [_]

Securities to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

                                      None

Securities to be registered pursuant to Section 12(g) of the Securities Exchange Act of 1934:


                           Common Stock, no par value
                                (Title of class)



                               Page 1 of 3 pages
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Item 1.   Description of Registrant's Securities to be Registered.

          The description of the Registrant's common stock, no par value, included under the caption "Description of Capital Stock" beginning on page 61 in the Prospectus contained in the Registration Statement on Form S-1 (No. 333-22923) of the Securities and Exchange Commission (the "Commission") initially filed on March 7, 1997, as amended, is incorporated herein by reference.



Item 2.   Exhibits


          1.1  Specimen Common Stock Certificate.*

          2.1  Certificate of Incorporation of the Registrant, as amended.*

          2.2 Amended and Restated Certificate of Incorporation of the Registrant.*+

          2.3  Amended and Restated By-laws of the Registrant.*

          2.4  Amended and Restated By-Laws of the Registrant.*+
          ______________

          * Exhibits 1.1, 2.1, 2.2, 2.3 and 2.4 are incorporated herein by reference to Exhibits 4.1, 3,1, 3.2, 3.3 and 3.4, respectively, to the Registrant's Registration Statement on Form S-1, File No. 333-22923.

          + These Exhibits will become effective upon the closing of the initial public offering of common stock of the Registrant pursuant to the effectiveness of the Registration Statement on Form S-1, File No. 333-22923.



                               Page 2 of 3 pages
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                                   SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                                INFORMATION MANAGEMENT ASSOCIATES, INC.



Dated: July 24, 1997            By:  /s/ Albert R. Subbloie, Jr.
                                     --------------------------
                                     Albert R. Subbloie, Jr.
                                     President, Chief Executive Officer and
                                     Director



                               Page 3 of 3 pages